SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):  October 7, 1997

  HEWLETT-PACKARD COMPANY
  (Exact name of registrant as specified in its charter)

  California                               001-04423       94-1081436
  (State or other jurisdiction             (Commission     (IRS Employer
   of incorporation)                       File Number)    Identification No.)

  3000 Hanover Street, Palo Alto, California                 94304
  (Address of principal executive offices)                 (Zip Code)

  Registrant's telephone number, including area code:      (415) 857-1501

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  (Former name or former address, if changed since last report)

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  Item 5. Other Events

          On October 7, 1997 and October 8, 1997, the Company issued the press releases attached hereto as Exhibits 99.1 and 99.2, respectively.

  Item 7. Exhibits

          Exhibit 99.1   Press release dated October 7, 1997

          Exhibit 99.2   Press release dated October 8, 1997

                                SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HEWLETT-PACKARD COMPANY

  October 9, 1997                               /s/Robert P. Wayman
                                                Executive Vice President
                                                Finance and Administration
                                                and Chief Financial Officer


  Exhibit 99.1   Press Release dated October 7, 1997

                       HP ANNOUNCES OFFERING OF NOTES

          PALO ALTO, Calif., Oct. 7, 1997 -- Hewlett-Packard Company (NYSE:HWP) today announced an offering of up to $2 billion (principal amount at maturity) of 20-year convertible zero-coupon subordinated notes due 2017, including a $200 million face amount over-allotment option.

          The issue will be placed pursuant to Rule 144A under the Securities Act of 1933. Neither the notes nor the shares of HP common stock that may be issued upon conversion of the notes have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

          HP said that the net proceeds from the offering would be used for general corporate purposes.

          This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

  Exhibit 99.2   Press Release dated October 8, 1997

                         HP ANNOUNCES PRICING OF NOTES

          PALO ALTO, Calif., Oct. 8, 1997 -- Hewlett-Packard Company (NYSE:HWP) today said the price has been set for its offering of up to $2 billion (principal amount at maturity) of 20-year convertible zero-coupon subordinated notes due 2017, including a $200 million face amount over-allotment option. The company announced the offering on Oct. 7.

          The notes were priced with a yield to maturity of 3.125 percent, resulting in proceeds to the company, before expenses, of approximately $946 million. Each $1,000 fact amount of the notes is convertible into
    5.430 shares of HP common stock at an initial conversion price of $99.05. The company may pay the conversion price in cash instead of in shares of common stock. The notes will be redeemable in cash by the company at any time on or after Oct. 14, 2000. Each note will be redeemable at the option of the holder in cash, or, at the company's election, shares of common stock, on Oct. 14, 2000.

         The issue will be placed pursuant to Rule 144A under the Securities Act of 1933. Neither the notes nor the shares of HP common stock that may be issued upon conversion of the notes have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         HP said that net proceeds from the offering would be used for general corporate purposes.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there by any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.